ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120021073-88
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 01/09/2012 8:35 AM
	Entity Number E0460312008-5

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ZENTRIC, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

SEE ATTACHED.

AMENDMENT TO INCREASE THE AUTHORIZED COMMON SHARES TO 500,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Article Three is changed to read as follows:

3. Shares (number of shares the corporation is allowed to issue):

Number of shares with par value: 560,000,000

Par value per share: $.001

Article Nine (a) is changed to read as follows:

9. (a) The total number of shares of stock which the Corporation shall have authority to issue is Five hundred and Sixty Million (560,000,000) which shall consist of (i) Five hundred Million (500,000,000) shares of common stock, par value $0.001 per share (the "Common Stock") and (ii) Sixty Million (60,000,000) shares of blank check preferred stock, par value $0.001 per shares (the "Preferred Stock").

MAJORITY CONSENT IN LIEU OF
A SPECIAL MEETING OF SHAREHODLERS OF
ZENTRIC, INC.

The undersigned, being the holder of the majority of the voting shares of Zentric, Inc., a corporation of the State of Nevada (the "Corporation"), does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, that the Shareholders of the Company hereby approves and authorizes the increase of authorized common shares of the Company from 100,000,000 to 500,000,000; and be it

FURTHER RESOLVED, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their talking thereof.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent of shareholders as of the 27th day of December, 2011.

Jeff Mak – Shareholder	23,500,000	23.6%
	Shares Represented	Percent Represented
CBD Group Limited – Shareholder	15,000,000	15.1%
	Shares Represented	Percent Represented
Ontex Holdings Limited – Shareholder	10,000,000	10.0%
	Shares Represented	Percent Represented
Alpha Lujo, Inc – Shareholder	6,666,667	6.7%
	Shares Represented	Percent Represented

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING OF DIRECTORS OF ZENTRIC, INC.

The undersigned, being the directors of Zentric, Inc., a corporation of the State of Nevada, (the "Corporation") does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, that the Board of Directors of the Company hereby approves and authorizes the increase of authorized common shares of the Company from 100,000,000 to 500,000,000.

RESOLVED, that each of the officers of the **Corporation** be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof; and be it

FURTHER RESOLVED, that all actions heretofore taken by the officers, directors, employees and agents of, and attorneys for, the **Corporation** in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

The undersigned, by affixing their signatures hereto, does hereby consent to, authorize and approve the foregoing actions in their capacity as the directors of Zentric, Inc.

Dated: December 27, 2011

Jeff Mak, CEO

William Tien, President